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                                                                    Exhibit 21.1

                                    APW Ltd.

Eder Industries, Inc.                                             Wisconsin
APW North America Inc. (f/k/a Zero Corp.)                         Delaware
      Wright Line LLC                                             Delaware
      APW Mayville LLC                                            Delaware
      APW Mayville Ltd.                                           Barbados
      Electronic Solutions                                        Nevada
      McLean West Inc.                                            California
      McLean Midwest Corporation                                  Minnesota
      Zero-East Divsn./Zero Corp.                                 Massachusetts
      APW Enclosure Systems, Inc.                                 Delaware
      Applied Power Credit Corp.                                  Nevada
      Innovative Metal Fabrication, Inc.                          California
      Aspen Motion Technologies Inc.                              North Carolina
      Precision Fabrication Technologies Inc.                     Indiana
      APW - Erie, Inc.                                            Pennsylvania
      APW Enclosure Systems Holdings, Inc.                        Delaware
      APW Enclosure Systems, LP                                   Delaware
D.F.A.B. Limited                                                  U.K.
      D.S.A.B. Limited                                            U.K.
      D.U.K. Limited                                              U.K.
Wright Line Europe BV                                             Netherlands
      Towerflame Limited                                          UK
        Air Cargo Equipment (UK) Limited                          UK
          APW Cases Europe Ltd.                                   UK
          McLean Europe Ltd.                                      UK
        McLean Europe (Two) Ltd.                                  UK
      APW Japan Ltd.                                              Japan
      APW Brasil Ltda.                                            Brazil
      APW Enclosures Ltd. (CFAB)                                  Ireland
        C-Fab Development Ltd.                                    Ireland
        APW Enclosures (Dublin) Ltd.                              Ireland
          Louncil Limited
        Hoermann Security Systems Ltd.                            Ireland
          Hoermann Electronics Ltd.                               Ireland
      APW Poland SP. z.o.o.                                       Poland
      APW Products and Systems Holding BV                         Netherlands
        APW Products and Systems BV                               Netherlands
           APW Encl. Products and Systems Ltd.                    UK
             APW Encl. Systems Holding Ltd.                       UK
               RUBICON Group
             Applied Power Ltd.                                   UK
               VERO & Subs
APW Holding B.V.                                                  Netherlands
      APW Finance Ltd. (Dutch resident)                           UK
Cipresmad Consultores E Servicos Ltda. Madiera
      Cipresmad Hungary Financing LLC
APW Enclosure Products and Systems Ltd.                           UK
      Applied Power Ltd.                                          UK
       APW Electronics Group plc                                  UK
        APW President Systems Limited                             India
        APW Electronics Ltd.                                      UK
          Wright Line Ltd.                                        UK
          APW New Forest Ltd.                                     UK
            Instant Finishers Ltd.                                UK
            Malcoe Enclosures Ltd.                                UK
            Malcoe Security Products Ltd.                         UK
            Malcoe Telecommunication Ltd.                         UK
          Vero Connectors Limited                                 UK
          Vero Circuitboards Limited                              UK
          Electronics Packaging Limited                           UK
          Imhof-Bedco Limited                                     UK
          VERO Electronics (Exports) Ltd.                         UK
          Imhof-Bedco Special Products Ltd.                       UK
          Imhof-Bedco Standard Products Ltd.                      UK
        APW Electronics Overseas Investments Ltd.                 UK
          VERO Electronics Inc.                                   NY
          APW Shanghai Ltd.                                       PRC
          APW-VERO Electronics (China) Limited                    Hong Kong
          APW (Singapore) Ple Limited                             Singapore
            S.J. Manufacturing Ple Ltd.                           Singapore
            Venture Success International Ple Ltd.                Singapore
          APW Electronics GmbH                                    Germany
          APW Enclosures S.A.                                     France
          APW Electronics SrL                                     Italy
          APW Electronics AB                                      Sweden
          APW Power Supplies AS                                   Denmark
            APW Power Supplies Limited                            UK
        APW Enclosures Holdings Ltd                               UK
        APW Enclosure Systems plc                                 UK
          Beeley Wood Holdings Limited                            UK
            HSP Sheffield Limited                                 UK (inactive)
          High Speed Production (Holdings) Ltd.                   UK
            APW Enclosure Systems (UK) Limited                    UK
              High Speed Production (Scotland) Ltd.               UK (inactive)
          HSP Strithclyde Limited                                 UK (inactive)
          APW Investments UK Limited                              UK
            APW Holdings (Europe) Limited                         UK
              APW Netherlands BV                                  Netherlands
                J Higgins Manufacturing (Ireland) Ltd.            Ireland
                APW Galway Ltd.                                   Ireland
                APW Integrated Systems Canada Inc.                Canada
              Rubicon Finance Ireland                             Ireland
            Rubicon Finance Limited                               UK
            APW Holdings (UK) Limited                             UK
              East Anglia Metal Merchants Ltd.                    UK (inactive)